                                  [G-III LOGO]
                               APPAREL GROUP, LTD.

                                    EXHIBIT A

December 2, 1998

Mr. Aron Goldfarb
200 East 65th Street
New York, New York 10021

Dear Mr. Goldfarb:

This letter will confirm the following agreement between G-III Apparel Group,
Ltd. (the "Company") and you.

1)   You will continue to be a Consultant to the Company.

2)   In consideration of your consulting to the Company, you will continue to be paid $1,000 per month.

3)   The Company shall continue to provide medical insurance to you and your wife Esther Goldfarb.

4)   The Company shall continue to provide you with an automobile or shall reimburse you for the cost thereof.

5)   The Company shall continue to furnish you with office space, secretarial support and other office services for so long as you shall desire.

6)   If you shall pre-decease your wife, this agreement and all benefits hereunder shall terminate, provided, however, that the Company shall continue to provide the medical insurance referred to in Section 3 to your wife.

If the foregoing accurately sets forth our understanding, please execute both copies of this letter and return one executed copy to the undersigned.

                                        Very truly yours,

                                        G-III Apparel Group, Ltd.

                                        By /s/ Wayne S. Miller
                                           -------------------------------------

Accepted and Agreed to:

/s/ Aron Goldfarb
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